Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH ANNOUNCES FIRST QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, April 21, 2009   .   ..   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .

Zenith National Insurance Corp. (NYSE: ZNT) reported net income for the first quarter 2009 of $2.6 million, or $0.07 per share, compared to net income for the first quarter 2008 of $41.9 million, or $1.12 per share.

Net income includes net realized gains on investments after tax of $4.1 million, or $0.11 per share, in the first quarter 2009 compared to $2.9 million, or $0.08 per share, in the first quarter 2008.  The net realized gains in 2009 were reduced by $6.3 million after tax ($0.17 per share) for credit related impairment charges on two fixed maturity securities, which are both still paying interest.

Net income for the first quarter 2009 was reduced by a charge related to workforce and other operating cost reductions of $5.0 million before tax, or $3.3 million after tax ($0.09 per share).  These actions are anticipated to result in annualized expense savings of approximately $6.5 million after tax.

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows (1):

	Three Months Ended March 31,
	2009	2008
Calendar year combined ratio	119.7%	74.8%
Prior year favorable development		13.0
Accident year combined ratio	119.7%	87.8%

(1)          See Supplemental Financial Information for a description of “Combined Ratio” and Selected Financial Data for additional details on the calendar and accident year combined ratios.

The charge related to workforce and other operating cost reductions contributed 4.2 percentage points to the 2009 workers’ compensation calendar and accident year combined ratios.  Excluding the charge, the combined ratio for the first quarter 2009 was 115.5%.

Calendar year underwriting loss before tax from the workers’ compensation segment was $23.2 million in the first quarter 2009 compared to underwriting income before tax of $40.0 million in the first quarter 2008.  There was no loss reserve development on prior accident years recognized in the first quarter 2009, compared to favorable development of $23.2 million before tax recognized in the first quarter 2008.  The 2009 accident year loss ratio estimate is 50.3% compared to 43.0% for the full year 2008.  The 2009 accident year loss ratio continues to be an excellent result, but is higher than 2008 primarily because of reduced premiums and increasing average cost of claims.  The reduced premiums are a result of approximately 12% fewer policies compared to March 31, 2008, declining payrolls for many insureds due to the recession and the mandated premium rate decreases in Florida.  Florida premium rates have increased 6.4% effective April 1, 2009 and we anticipate increasing our premium rates in California effective July 1, 2009.  The higher expense ratio in 2009 compared to 2008 was caused by lower premiums, as well as the charge for workforce and other operating cost reductions.

Stockholders’ equity per share was $26.82 and $27.42 at March 31, 2009 and December 31, 2008, respectively. The decline in stockholders’ equity per share reflects the $0.50 common stockholders’ dividend and the $0.19 increase in unrealized losses in our investment portfolio.  Stockholders’ equity per share excluding unrealized losses on investments was $28.36 and $28.77 at March 31, 2009 and December 31, 2008, respectively.  Annualized return on average equity in the three months ended March 31, 2009 was 4.2% compared to 15.4% in the three months ended March 31, 2008.

Commenting on the results, Stanley R. Zax, Chairman and President, said:  “Our loss ratios continue excellent even though at higher levels than in the recent past, but our expense ratios are too high.  This is due to reduced premiums in relation to the operating costs necessary to provide quality services to our insureds.  We can’t forecast premiums, but Florida premium rates increased by 6.4% effective April 1, 2009 and we believe the California premium rate trends will be increasing.  We are well positioned for the long term.

Our investment income during the quarter increased about 4% from first quarter last year.  The volatility in the value of our portfolio continues. Fair values at March 31, 2009 are not materially different than year end and have improved by approximately $21 million, or $0.36 per share, as of April 17, 2009.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to the following: 1)  current unprecedented volatility in the financial markets, including the duration of the crisis and the effectiveness of governmental solutions; 2) current economic recession; 3) competition; 4) decreased payroll levels of our customers; 5) medical cost trends; 6) regulatory restrictions on investments; 7) changes in state and federal legislation and regulation; 8) changes in interest rates causing fluctuations of investment income and fair values of investments; 9) changes in the frequency and severity of claims and catastrophes; 10) adequacy of loss reserves; 11) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; 12) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; 13) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and 14) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2009	2008

TOTAL REVENUES	$148,513	$186,753

SELECTED INCOME DATA:
Net investment income after tax	$16,375	$15,632
Net realized gains on investments after tax (1)	4,078	2,916
Income from investments segment after tax	20,453	18,548

Net income	$2,600	$41,900

NET INCOME PER COMMON SHARE (1):
Basic	$0.07	$1.13
Diluted	0.07	1.12

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.50	$0.50

STOCKHOLDERS’ EQUITY (as of March 31, 2009 and 2008):
Stockholders’ equity	$1,001,431	$1,099,832
Stockholders’ equity per common share (2)	26.82	29.58

NUMBER OF COMMON SHARES:
Outstanding (as of March 31, 2009 and 2008)	37,335	37,183
Weighted average for the period – basic	37,330	37,111
Weighted average for the period – diluted	37,330	37,342

(1)          Net realized gains on investments after tax were $0.11 and $0.08 per share in the three months ended March 31, 2009 and 2008, respectively.  Net realized gains in 2009 were reduced by $6.3 million after tax, or $0.17 per share, for credit related impairment charges on MGM MIRAGE and American General Finance Corporation fixed maturity securities, which we still own at March 31, 2009. Both securities continue to make interest payments.  The impairment charges were determined in accordance with FSP FAS 115-2 and FAS 124-2, issued in April 2009, related to recognizing credit related other-than-temporary impairments on debt securities.  There were no impairment charges in the first quarter 2008.

(2)          Stockholders’ equity at March 31, 2009 includes net unrealized losses in our investment portfolio, after deferred tax, of $1.54 per share compared to net unrealized gains in our investment portfolio, after deferred tax, of $0.34 per share at March 31, 2008.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(In thousands)	2009	2008

TOTAL REVENUES:
Net premiums earned	$117,983	$159,032
Net investment income	24,256	23,235
Net realized gains on investments (1)	6,274	4,486
	$148,513	$186,753
RESULTS OF OPERATIONS (2):
Investments segment:
Net investment income	$24,256	$23,235
Net realized gains on investments (1)	6,274	4,486
	30,530	27,721
Workers’ compensation segment (3)	(23,212)	40,008
Reinsurance segment (4)	(158)	(7)
Parent (5)	(3,226)	(3,195)

Income before tax	3,934	64,527
Income tax expense	1,334	22,627

NET INCOME	$2,600	$41,900

(1)         Net realized gains in 2009 were reduced by $9.7 million before tax for credit related impairment charges on two fixed maturity securities.  There were no impairment charges in the first quarter 2008.

(2)         See Supplemental Financial Information for a description of segment results.

(3)         See Workers’ Compensation Segment in the following tables.

(4)         In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts.

(5)         Includes interest expense before tax of $1.3 million in each of the three months ended March 31, 2009 and 2008.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(Dollars in thousands)	2009		2008

WORKERS’ COMPENSATION SEGMENT (1):
Gross premiums written:
California	$68,945	55.0%	$89,102	53.5%
Outside California	56,332	45.0	77,516	46.5
Total	$125,277	100.0%	$166,618	100.0%

Net premiums written:
California	$66,974	55.2%	$86,584	53.5%
Outside California	54,436	44.8	75,391	46.5
Total	$121,410	100.0%	$161,975	100.0%

Net premiums earned:
California	$64,992	55.0%	$85,734	54.0%
Outside California	53,086	45.0	73,003	46.0
Total	$118,078	100.0%	$158,737	100.0%

Underwriting (loss) income before tax/combined ratio	$(23,212)	119.7%	$40,008	74.8%

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows (1):

	Three Months Ended March 31,
	2009			2008
	Calendar Year	Prior Period Development	Accident Year	Calendar Year	Favorable (Unfavorable) Prior Period Development	Accident Year
Losses	50.3%		50.3%	20.6%	12.4%	33.0%
Loss adjustment expenses	22.8		22.8	13.8	2.2	16.0
Underwriting and other operating expenses (2)	46.6		46.6	40.4	(1.6)	38.8
Combined ratio	119.7%		119.7%	74.8%	13.0%	87.8%

(1)         See Supplemental Financial Information for a description of segment results, “Premiums Written,” “Underwriting (Loss) Income” and “Combined Ratio.”

(2)         The 2008 prior period development for underwriting and other operating expenses related to an increase in estimated policyholders’ dividends for prior accident years.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT OUR RESULTS

Our business is comprised of the following segments: investments, workers’ compensation and reinsurance.  In September 2005, we exited the reinsurance business.  Results of the investments segment include net investment income and net realized gains or losses on investments.  We do not allocate investment income to other segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses from net premiums earned (this result is also known as underwriting income or loss).  The parent loss includes interest expense and the general operating expenses of our parent company, Zenith National Insurance Corp.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the most comparable GAAP measures reported in our consolidated financial statements.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The combined ratio, also referred to as the “calendar year combined ratio,” is the sum of the losses and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The losses and loss adjustment expense ratio is the percentage of net losses and loss adjustment expenses incurred to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.  When the calendar year combined ratio is adjusted to exclude prior period items, such as loss reserve development and policyholders’ dividends, it becomes the “accident year combined ratio,” a non-GAAP financial measure.

Calendar Year Underwriting (Loss) Income

Calendar year underwriting (loss) income is a GAAP measure and may be calculated by subtracting the calendar year combined ratio from 100% and multiplying the result by net earned premium.  For example, the workers’ compensation underwriting loss before tax for the three months ended March 31, 2009 was $23.2 million and may be calculated as approximately 100% - 119.7% = (19.7%) x $118 million.

Net Cash Flow from Insurance Operations

Net cash flow from our workers’ compensation and reinsurance operations are non-GAAP financial measures that represent the following on a pre-tax basis: premiums collected less losses, loss adjustment expenses, underwriting and other operating expenses paid.  The net cash flows from the insurance operations, in addition to investment income received, interest and other expenses paid by our parent company, and income taxes paid are included in net cash (used in) provided by operating activities, the most comparable GAAP financial measure.  The following table provides a reconciliation of the net cash flow from our workers’ compensation and reinsurance operations to the net cash (used in) provided by operating activities shown in the consolidated financial statements:

	Three Months Ended March 31,
(In thousands)	2009	2008

Net cash flow from workers’ compensation operations	$(27,641)	$6,419
Net cash flow from reinsurance operations	(2,102)	(5,305)
Investment income received	25,134	23,145
Interest and other expenses paid by parent	(5,491)	(4,339)
Income taxes paid		(337)
Net cash (used in) provided by operating activities	$(10,100)	$19,583

In periods in which net cash flow from operating activities is negative, such cash flow is offset by cash flow from investing activities, principally from short-term investments and maturities of longer-term investments.  We maintain a portfolio of invested assets with varying maturities and a substantial amount of short-term investments to provide adequate liquidity.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium, before commission expense, that we expect to receive from our policies.  Net premiums written are premiums we have billed to our policyholders less any reinsurance premiums ceded.  Net premiums earned, a GAAP measure, represent the portion of premiums written that is recognized as earned in the consolidated financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies.  The following table provides a reconciliation of workers’ compensation gross and net premiums written to net premiums earned:

	Three Months Ended March 31,
(In thousands)	2009	2008

Workers’ compensation:
Gross premiums written	$125,277	$166,618
Ceded premiums written	(3,867)	(4,643)

Net premiums written	121,410	161,975
Change in unearned premiums, net of reinsurance	(3,332)	(3,238)

Net premiums earned	$118,078	$158,737

Stockholders’ Equity Excluding Unrealized Losses on Investments per Share

Stockholders’ equity excluding unrealized losses on investments per share is a non-GAAP financial measure that represents stockholders’ equity per share after tax, but excludes the after tax impact of unrealized losses on investments classified as available-for-sale.  We provide this measure to assist in understanding the impact of the unprecedented volatility of the financial markets on our stockholders’ equity per share.  Stockholders’ equity per share is the most comparable GAAP financial measure.